TechSys, Inc.

Proxy solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders on October 25, 2001

           The undersigned hereby constitutes and appoints Alvin S. Trenk and Steven L. Trenk, and each of them, true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned and vote, as directed, all shares of Common Stock which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of TechSys, Inc. to be held at 200 Campus Drive, 3rd Floor, Florham Park, New Jersey, 07932, on Thursday, October 25, 2001, at 10:00 a.m., and at any adjournments or postponements thereof, on all matters coming before said meeting.

           You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted by the persons named above as proxies unless you sign and return this card.

           The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR approval of the proposals set forth in the Notice of Annual Meeting of Shareholders.

           PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

(continued, and to be signed on reverse side)

• FOLD AND DETACH HERE •

Please mark |X|
your votes as
in this example.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES “FOR” EACH OF THE FOLLOWING:

1. Election of Class I Directors	For	Withheld

|_|	|_|

Nominees:	Martin G. Jacobs, M.D. Stanley B. Amsterdam

For, except vote withheld from the following nominee:

2. Approval of an amendment to the 2000 Incentive Compensation
Plan to increase the number of shares of common stock subject to the plan by an aggregate of 3,500,000 shares, from 3,500,000 to
7,000,000 shares

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or postponements or adjournments thereof.

FOR	AGAINST	ABSTAIN

|_|	|_|	|_|

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ON THIS SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ANY ITEM, THIS PROXY WILL BE VOTED “FOR” BOTH NOMINEES FOR DIRECTOR AND “FOR” THE AMENDMENT TO THE 2000 INCENTIVE COMPENSATION PLAN. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR POSTPONEMENTS OR ADJOURNMENTS THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

The undersigned hereby acknowledges receipt of the Notice of
Annual Meeting of Shareholders and the Proxy Statement
furnished herewith and hereby revokes any proxy or proxies
heretofore given.

Signature (Title, if any)_____________________________________
Date _______________________________, 2001
Signature (if held jointly)____________________________________
Date _______________________________, 2001

NOTE: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Please date, sign and mail your proxy card back as soon as possible